UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2024

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2468 Industrial Row Dr. Troy, MI	48084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 896-5243

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGFY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2024, Agrify Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with CP Acquisitions, LLC (“CP”), an entity affiliated with Raymond Chang, the Company’s former Chairman and Chief Executive Officer. Under the Purchase Agreement, CP acquired assets from the Company relating to the Company’s Vertical Farming Units (“VFUs”), including the related Agrify total-turnkey (“TTK”) solution assets and Agrify InsightsTM software solutions (collectively the “Cultivation Business”). The sale of the Cultivation Business occurred following signing on December 31, 2024.

The aggregate consideration received by the Company for the sale of the Cultivation Business consisted of the assumption by CP of (i) all of the Company’s obligations pursuant secured indebtedness currently held by CP with an aggregate amount of principal and accrued interest of approximately $7 million, and (ii) certain other liabilities relating to the Cultivation Business.

The Purchase Agreement includes customary representations and warranties and covenants of the parties. Subject to certain limitations, (i) the Company will indemnify CP and its affiliates, officers, directors and employees against certain losses related to, among other things, breaches of the Company’s representations, warranties or covenants, any liabilities other than those assumed by CP under the Purchase Agreement, and liabilities relating to assets that are not part of the Cultivation Business, and (ii) CP will indemnify the Company and its affiliates, officers, directors and employees against certain losses related to breaches of CP’s representations, warranties or covenants, and any losses related to any asset of the Cultivation Business acquired by CP or any liability assumed by CP under the Purchase Agreement.

The Purchase Agreement has been included as an exhibit hereto to provide investors with information regarding its terms and is not intended to provide any financial or other factual information about the Company or CP. In particular, the representations, warranties and covenants contained in the Purchase Agreement (i) were made only for purposes of that agreement and as of specific dates, (ii) were made solely for the benefit of the parties to the Purchase Agreement, (iii) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Purchase Agreement rather than establishing those matters as facts, and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing summary of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to, the complete text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto, and which is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above concerning the sale of the Cultivation Business is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 6, 2025, the Company issued a press release announcing the sale of the Cultivation Business. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished herein, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates them by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The unaudited pro forma condensed consolidated financial information of the Company, giving effect to the disposition of the assets in the sale of the Cultivation Business, which includes the unaudited pro forma condensed consolidated balance sheet as of September 30, 2024 and the unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2023 and for the nine months ended September 30, 2024 and the related notes, are incorporated herein by reference as Exhibit 99.2 hereto.

The sale of assets is considered a significant disposition for purposes of Item 2.01 of Form 8-K. Accordingly, the Company has prepared the accompanying unaudited pro forma condensed consolidated financial information in accordance with Article 11 of Regulation S-K.

The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the sale of assets under the Purchase Agreement as if it had occurred on September 30, 2024, the date of the Company’s most recently filed balance sheet. The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2023 and the nine months ended September 30, 2024 gives effect to the sale of assets under the Purchase Agreement as if it had occurred on January 1, 2023.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with: (i) the audited consolidated financial statements and notes as of and for the year ended December 31, 2023 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2024 and (ii) the Company’s unaudited condensed consolidated financial statements and notes as of and for the period ended September 30, 2024 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-Q for the quarterly period ended September 30, 2024 filed with the SEC on November 14, 2024.

The unaudited pro forma financial information included in this Form 8-K has been presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the disposition of the assets in the sale of the Cultivation Business occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the Company will experience after the disposition.

(d) Exhibits.

The Company hereby files or furnishes, as applicable, the following exhibits:

Exhibit No.	Description
2.1*†	Asset Purchase Agreement, dated as of December 31, 2024, among the registrant and CP Acquisitions, LLC.

99.1**	Press Release of the registrant dated January 6, 2025.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

**	Furnished but not filed.

†	Certain confidential portions of this exhibit were omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K because the identified confidential portions (i) are not material and (ii) are customarily and actually treated as private or confidential by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIFY CORPORATION

Date: January 6, 2025	By:	/s/ Benjamin Kovler
Benjamin Kovler
Chairman and Interim Chief Executive Officer

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